Exhibit 10.6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH

“[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE

SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN

APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406

PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into effective as of August 31, 2017 (the “Effective Date”), by and between

BioMarin Pharmaceutical Inc., a Delaware corporation located at 770 Lindaro Street, San Rafael, CA 94901 (“BioMarin”),

and

AVROBIO, Inc., a Delaware corporation having a place of business at 700 Technology Square, Suite 101, Cambridge, MA 02139 (“AVROBIO”).

BioMarin and AVROBIO each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

A. BioMarin owns and/or controls certain patents and know-how pertaining to a fusion of a portion of the insulin-like growth factor 2 protein (the “GILT Tag”) with acid alpha-glucosidase and its use in the treatment of Pompe disease.

B. AVROBIO desires to obtain an exclusive license under such patents and know-how for the purpose of developing, manufacturing, and commercializing Licensed Products in the Field (each as defined below), and BioMarin desires to grant AVROBIO such a license on the terms and conditions set forth in this Agreement.

In consideration of the foregoing premises, the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BioMarin and AVROBIO hereby agree as follows:

AGREEMENT

1.	DEFINITIONS

When used in this Agreement, the following capitalized terms will have the meanings as defined below. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.

1.1 “Affiliate” means, with respect to a Party, any corporation, firm, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with such Party, but only for so long as such control exists. As used in this definition, “control” means (with correlative meanings for the terms “controlled by” and “under common control with”) that the applicable entity has the actual ability to direct and manage the business affairs of the Party, whether through ownership, directly or indirectly, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors of the Party, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or by contract or any other arrangement whereby such entity controls or has the right to control the business affairs of the Party.

1.2 “[***]” means [***].

1.3 “[***]” means [***].

1.4 “Change of Control” means with respect to AVROBIO: (a) a merger, reorganization or consolidation involving AVROBIO in which the voting securities of AVROBIO outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; (b) a Third Party, or group of Third Parties acting in concert, acquire, directly or indirectly, other than in connection with a bona fide financing of AVROBIO, more than fifty percent (50%) of the voting equity securities or management control of AVROBIO; or (c) AVROBIO conveys, transfers, licenses (on an exclusive and worldwide basis) and/or leases all or substantially all of its assets to a Third Party.

1.5 “Commercialization” means all activities relating to the manufacture, marketing, obtaining pricing and reimbursement approvals, promotion, advertising, importing, selling, distribution and customer support of a Licensed Product in a country. The term “Commercialize” has a correlative meaning.

1.6 “Commercially Reasonable Efforts” means, with respect to AVROBIO’s obligations under this Agreement to Develop and Commercialize a Licensed Product, the carrying out of such obligations using good faith efforts equivalent to those efforts and resources [***].

1.7 “Controlled” means, with respect to any Know-How, Patent Right, or other intellectual property right, that the applicable Party owns or has a license under such Know-How, Patent Right, or other intellectual property right and has the ability to assign to the other Party, or grant to the other Party a license, sublicense or other right to or under, such Know-How, Patent Right or right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party.

1.8 “Development” means non-clinical and clinical drug discovery, research and/or development activities that relate to (a) obtaining, maintaining or expanding Regulatory Approval(s) of Licensed Product or (b) developing the ability to manufacture clinical and commercial quantities of Licensed Product, including chemical synthesis, sequencing, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, manufacturing, statistical analysis, and clinical studies. When used as a verb, “Develop” means to engage in Development.

1.9 “Dollars” or “$” means the legal tender of the U.S.

1.10 “ERT” means enzyme replacement therapy.

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1.11 “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.12 “Field” means Retroviridae-based gene therapy for the treatment, modification or prevention of Pompe disease (glycogen storage disease type II).

1.13 “First Commercial Sale” means, with respect to a given Licensed Product in a particular country, the first sale to a Third Party of such Licensed Product in such country, after obtaining all required Regulatory Approvals in such country. “First Commercial Sale” shall not include the supply of any unreimbursed Licensed Product for use in clinical trials or for compassionate use.

1.14 “IND” means an Investigational New Drug application filed with the FDA and sufficient to satisfy the requirements of 21 CFR 312.20, or any comparable filing with any relevant Regulatory Authority in any other jurisdiction.

1.15 “Know-How” means any non-public, documented or otherwise recorded or memorialized knowledge, experience, know-how, technology, technical information, results, trade secrets, data and all other information, including formulas and formulations, processes, techniques, unpatented inventions, discoveries, ideas, and developments, test procedures, and results, together with all documents and files embodying the foregoing, and including relevant proprietary materials. For clarity, Know-How excludes Patent Rights claiming or otherwise covering any of the foregoing.

1.16 “Licensed Know-How” means Know-How Controlled by BioMarin or its Affiliates as of the Effective Date or during the Term that is necessary to Develop and/or Commercialize Licensed Products in the Field, solely to the extent set forth on Schedule B attached hereto.

1.17 “Licensed Patent Rights” means: (a) any of the Patent Rights listed in Schedule A, and (b) any divisional, continuation, or continuation-in-part (but only to the extent directed to subject matter specifically described in a patent or patent application set forth on Schedule A) claiming priority to such listed patents and patent applications; any reissue, reexamination, substitution, renewal and/or extension of any of the foregoing patents and patent applications; and any foreign counterpart patent or patent application of any of the foregoing.

1.18 “Licensed Product” means any product the composition, formulation, delivery, manufacture, use, sale, or importation of which: (a) is claimed or otherwise covered by a Valid Claim of the Licensed Patent Rights in any country in which it is made, used or sold; or (b) uses Licensed Know-How.

1.19 “Licensed Technology” means the Licensed Patent Rights and the Licensed Know-How.

1.20 “Major European Country” means any of the following countries: [***].

1.21 “Net Sales” shall mean the amount invoiced or otherwise accrued by AVROBIO, its Affiliates or sublicensees for commercial sales of a Licensed Product to Third Party purchasers (but excluding sales to AVROBIO’s sublicensees for resale) less the following deductions, to the extent applicable to such sales of the Licensed Product for:

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(i) [***];

(ii) [***];

(iii) [***];

(iv) [***]; and

(v) [***].

Net Sales shall be determined in accordance with United States Generally Accepted Accounting Principles. Transfers of free Licensed Products solely for research or clinical testing purposes shall be excluded from the computation of Net Sales.

1.22 “Patent Rights” means (a) all patents and patent applications in any country or supranational jurisdiction; (b) any divisional, continuation, or continuation-in-part, reissue, reexamination, substitution, renewal and/or extension of any such patents and patent applications; and (c) any foreign counterpart patent or patent application of any of the foregoing.

1.23 “Phase I Clinical Trial” shall mean a human clinical trial of a Licensed Product that is designed to satisfy the requirements of 21 CFR 312.21(a), regardless of whether such human clinical trial also satisfies the requirements of 21 CFR. 312.21(b) or any other requirements, or a similar clinical study prescribed by the Regulatory Authorities in a country other than the United States.

1.24 “Pivotal Trial” means a clinical study in humans of the efficacy and safety of a Licensed Product that is prospectively designed to demonstrate with statistical significance that such product is effective and safe for use in a particular indication in a manner sufficient to file for Marketing Approval of such product and would satisfy the requirements of 21 CFR 312.21(c), or a similar clinical study prescribed by the Regulatory Authorities in a country other than the United States.

1.25 “Preferred Stock” means shares of the series of preferred stock issued in the Preferred Stock Financing.

1.26 “Preferred Stock Financing” means AVROBIO’s first issuance and sale of shares of a newly-authorized series of preferred stock (e.g., Series B preferred stock) after the date of this Agreement to venture capital funds or other institutional investors in an equity financing with gross proceeds to the Company from sales occurring after the date of this Agreement of not less than [***].

1.27 “Preferred Stock Financing Deadline” means [***].

1.28 “Preferred Stock Issuance Price” means the lowest price per share paid by purchasers of the Preferred Stock as of the date of issuance of Preferred Stock to BioMarin (as adjusted for stock splits, combinations and the like occurring after such purchase but before the issuance of Preferred Stock to BioMarin).

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1.29 “Regulatory Approvals” means, with respect to a Licensed Product, the approvals, registrations, licenses and permits of any Regulatory Authority in a country, including pricing and/or reimbursement approvals, that are necessary to be obtained in order to market and sell commercially such Licensed Product in that country.

1.30 “Regulatory Authority” means any federal, state or local regulatory agency, department, bureau or other government entity, including the FDA, which has responsibility for granting any licenses or approvals or granting pricing and/or reimbursement approvals necessary for the marketing and sale of a Licensed Product in any country.

1.31 “Regulatory Exclusivity” means market exclusivity granted by a Regulatory Authority designed to prevent the entry of generic product(s) onto the market, including without limitation new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity and any exclusivity applicable to biologic products, or any equivalent of the foregoing.

1.32 “[***]” means [***].

1.33 “Royalty Term” has the meaning assigned to it in Section 4.3.3.

1.34 “Term” has the meaning assigned to it in Section 8.1.

1.35 “Territory” means all countries of the world.

1.36 “Third Party” means any party other than BioMarin, AVROBIO, or their respective Affiliates.

1.37 “Valid Claim” means either (a) a claim of an issued and unexpired patent or a supplementary protection certificate, which has not been held permanently revoked, unenforceable or invalid by a decision of a court, patent office or other forum of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise (i.e., only to the extent the subject matter is disclaimed or is sought to be deleted or amended through reissue), or (b) a claim of a pending patent application that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling.

2.	LICENSES

2.1 License Grant. Subject to the terms and conditions of this Agreement, BioMarin hereby grants to AVROBIO an exclusive, royalty-bearing license under the Licensed Patent Rights and Licensed Know-How to research, have researched, develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Licensed Products in the Field in the Territory, including the right to grant sublicenses through multiple tiers, subject to any limitations on sublicensing expressly set forth in this Agreement (the “License”). For clarity, AVROBIO shall have no license rights either outside the Field or with respect to products other than Licensed Products.

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2.2 Reservation of Rights; Restrictive Covenants.

2.2.1 AVROBIO hereby covenants that it shall not, nor shall it cause or permit any Affiliate or sublicensee to, use or practice, directly or indirectly, any Licensed Technology for any purposes other than those expressly permitted by this Agreement. BioMarin retains the sole right to practice the Licensed Technology with respect to any and all purposes and areas of use outside the Field and with respect to the Development and/or Commercialization of any product or service other than Licensed Products.

2.2.2 No implied licenses are granted under this Agreement, and each Party reserves all rights to all of its technology except for the rights expressly granted herein.

2.2.3 [***].

2.3 Right to Sublicense. AVROBIO may grant sublicenses under the license set forth in Section 2.1 to its Affiliates and Third Parties, subject to the terms and conditions set forth in this Section 2.3. An existing sublicensee in good standing may grant further sublicenses, also subject to such terms and conditions.

2.3.1 Each sublicense agreement shall be consistent with and subject to the terms and conditions of this Agreement. AVROBIO shall remain responsible for the performance of all sublicensees under any such sublicenses as if such performance were carried out by AVROBIO itself, including, without limitation, the payment of any royalties or other payments provided for hereunder.

2.3.2 Each sublicense agreement shall include (a) diligence obligations consistent with efforts that will allow AVROBIO to meet relevant obligations set forth in Section 3 below; (b) a direct indemnity by the sublicensee in favor of BioMarin similar in scope to that set forth in Section 9; and (c) a provision making BioMarin an express third party beneficiary of such sublicense agreement with respect to such indemnification provisions.

2.3.3 AVROBIO will provide BioMarin with a copy of each sublicense agreement within [***] of execution of such agreement, [***].

2.4 Technology Transfer. BioMarin will provide to AVROBIO, [***], copies of the Licensed Know-How set forth in Schedule B, which information shall be provided to AVROBIO within [***] of the Effective Date to the extent practicable, and in any event within [***] after the Effective Date. In addition, [***]. For purposes hereof, MAA means (a) a Biologics License Application as defined in the United States Federal Food, Drug and Cosmetics Act, as amended, and the regulations promulgated thereunder, or (b) a Marketing Authorization Application in the European Union.

2.5 Other Technology. AVROBIO shall be solely responsible for obtaining, at its sole expense, any agreements with Third Parties required in order for AVROBIO to conduct the Development and Commercialization of Licensed Products in the Field in the Territory. AVROBIO’s right to credit any costs and expenses that it incurs under or as a result of such Third Party agreements against amounts due under this Agreement shall be solely as set forth in Section 4.3.2.

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3.	DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS

3.1 Responsibilities. Subject to the terms and conditions of this Agreement (including without limitation this Section 3), AVROBIO (and/or its Affiliates and sublicensees) will be solely responsible, at AVROBIO’s expense, for the Development and Commercialization of Licensed Products in the Field in the Territory, using Commercially Reasonable Efforts. AVROBIO will conduct, and will cause its Affiliates and sublicensees to conduct, such activities in a good scientific manner and in compliance in all material respects with all applicable laws.

3.2 Communication. Each Party will appoint one of its employees to serve as a liaison and alliance manager hereunder (“Alliance Manager”) with responsibility for overseeing communications between the Parties relevant to this Agreement, including without limitation communications regarding: (a) the transfer of the Licensed Know-How to AVROBIO as contemplated in Section 2.4 above, (b) patent matters, and (c) AVROBIO’s diligence obligations. The initial Alliance Manager for AVROBIO shall be [***] and for BioMarin shall be [***]. Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

3.3 Diligence. AVROBIO will use Commercially Reasonable Efforts to Develop and Commercialize one or more Licensed Products in the United States and in the Major European Countries. In addition, and without limiting the generality of the foregoing, AVROBIO shall initiate an IND-enabling pharmacology/toxicology study of a Licensed Product within [***] of the Effective Date. In the event that BioMarin believes AVROBIO is in material breach of its obligation to use Commercially Reasonable Efforts under this Section 3.3, then BioMarin may so notify AVROBIO in writing, which notice shall provide available details regarding the basis for its belief and specifying that such notice (a “Diligence Breach Notice”) is being provided by BioMarin pursuant to this Section 3.3. If a Diligence Breach Notice is provided to AVROBIO, AVROBIO may, within a further period of [***] after receipt of such notice, provide a written report to BioMarin to justify why AVROBIO believes it is not in such material breach of such diligence obligation. If no such report is provided by AVROBIO by the end of such time period, BioMarin shall be permitted to terminate this Agreement pursuant to Section 8.2. If AVROBIO provides a response, the Parties shall then conduct an initial meeting within [***] after delivery of such a written report from AVROBIO to discuss in good faith the concerns raised by BioMarin and shall conduct such additional meetings as are reasonably necessary to reach agreement as to whether or not AVROBIO is in material breach of its obligations under this Section 3.3 for an additional [***] after such initial meeting. If after such [***] period following the initial meeting, the Parties cannot reach agreement then, upon request of either Party, the matter shall be referred to the dispute resolution procedure outlined under Section 11.3, which procedure shall be required to: (a) determine whether there was, in fact, a material breach by AVROBIO of its diligence obligation, and (b) if it is determined that there was an uncured material breach, specify what additional efforts AVROBIO must undertake to cure such breach, and the time period during which such efforts must be commenced and completed (which time period shall be commercially reasonable). If such procedure determines that there was a material

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breach of the diligence obligation hereunder, and AVROBIO does not commence or complete the cure efforts specified by the arbitration result (in response to the clause (b) requirement above) by the required relevant dates, then BioMarin may terminate the Agreement pursuant to Section 8.2. All efforts of AVROBIO’s Affiliates, Third Party contractors and sublicensees will be considered efforts of AVROBIO for the purpose of determining AVROBIO’s compliance with its obligations under this Section 3.3.

3.4 Reports. AVROBIO will keep BioMarin reasonably informed regarding the progress and results of AVROBIO’s Development and Commercialization activities and those of its Affiliates, sublicensees, and Third Party contractors as set forth below. [***] each year, no later than [***], AVROBIO shall provide BioMarin with a written report that summarizes, in reasonable detail, the Development and Commercialization activities performed by AVROBIO and its Affiliates, sublicensees, and Third Party contractors with respect to Licensed Products during the preceding [***] period, as well as AVROBIO’s expected future Development and Commercialization timeline for Licensed Products.

4.	FINANCIAL TERMS

4.1 Initial License Fee. As initial consideration for the grant of rights set forth herein, AVROBIO will (a) pay to BioMarin a non-creditable, non-refundable initial license fee of five hundred thousand Dollars ($500,000), payable within [***] of the Effective Date, and (b) on or before the Preferred Stock Financing Deadline, issue to BioMarin that number of shares of Preferred Stock equal to five hundred thousand Dollars ($500,000) divided by the Preferred Stock Issuance Price, rounded to the nearest whole share, for no additional cash but otherwise on the same terms and conditions at which such shares of Preferred Stock were sold by AVROBIO to the other investor(s) in the Preferred Stock Financing. As a condition to its receipt of any Preferred Stock, BioMarin will enter into AVROBIO’s investor rights agreement, voting agreement, and right of first refusal and co-sale agreement, or other similar agreements, all on the same terms and conditions as the other investor(s) in the Preferred Stock Financing. [***]. Notwithstanding clause (b) above, in the event AVROBIO completes a Change of Control prior to the closing of the Preferred Stock Financing, then AVROBIO will pay to BioMarin a non-creditable, non-refundable payment of [***], in cash, payable within [***] of the date on which such Change of Control becomes effective and will not have the right to issue shares of Preferred Stock to BioMarin as set forth in clause (b) above. Unless a Change of Control has occurred prior to such time. AVROBIO shall notify BioMarin of the completion of the Preferred Stock Financing within [***] after such completion and shall notify BioMarin of any failure to complete the Preferred Stock Financing no later than [***] following the Preferred Stock Financing Deadline. In the event AVROBIO does not complete the Preferred Stock Financing by the Preferred Stock Financing Deadline and has not completed a Change of Control, then AVROBIO shall pay to BioMarin a non-creditable, non-refundable license fee of [***] within [***] of the Preferred Stock Financing Deadline in lieu of the obligation to issue Preferred Stock set forth in clause (b) above.

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4.2 Milestone Payments.

4.2.1 Development Milestones. AVROBIO will pay to BioMarin the following non-creditable, non-refundable milestone payments within [***] following the first achievement of the corresponding events described in the table below by the first Licensed Product being Developed by or on behalf of AVROBIO, its Affiliates or sublicensees to achieve such event. For clarity, each Development Milestone payment below shall be made only once, upon the first attainment of the applicable milestone event by any Licensed Product being Developed by or on behalf of AVROBIO, its Affiliates or sublicensees.

MILESTONE EVENT	MILESTONE PAYMENT
1. [***]	$[***]
2. [***]	$[***]
3. [***]	$[***]
4. [***]	$[***]

[***].

4.3 Royalties.

4.3.1 Royalty Rates. During the applicable Royalty Term, AVROBIO will pay to BioMarin a royalty of [***] on Net Sales by AVROBIO, its Affiliates and sublicensees of those Licensed Products the composition, formulation, delivery, manufacture, use, sale, or importation of which is claimed or otherwise covered by a Valid Claim of the Licensed Patent Rights in at least one country in which it is made, used or sold.

4.3.2 [***]

4.3.3 Royalty Term. AVROBIO’s royalty payment obligations under this Section 4.3 will expire, with respect to a particular Licensed Product sold in a given country (on a Licensed Product-by-Licensed Product and country-by-country basis), upon the expiration of the period (the “Royalty Term” for such Licensed Product in such country) commencing upon First Commercial Sale of the applicable Licensed Product in such country and ending upon the latest of: (a) expiration of the last-to-expire Valid Claim of a Licensed Patent Right in such country; (b) the date ten (10) years after the First Commercial Sale of such Licensed Product by AVROBIO, its Affiliates or sublicensees in such country; and (c) expiration of any applicable Regulatory Exclusivity in such country granted by a Regulatory Authority with respect to the Licensed Product.

4.4 Royalty Reports; Payment. Following the First Commercial Sale of any Licensed Product for which royalties are due pursuant to Section 4.3, and continuing for so long as royalties are due hereunder, within [***] after the end of each [***], AVROBIO shall provide a royalty-report showing, on a Licensed Product-by-Licensed Product and country-by-country basis:

(a) gross sales of Licensed Products sold by AVROBIO, its Affiliates and sublicensees during such [***] reporting period (on a Licensed Product by Licensed Product and country by country basis);

(b) an itemized calculation of the Net Sales (showing all deductions taken pursuant to Section 1.20) of each Licensed Product sold by AVROBIO, its Affiliates and sublicensees during such [***] reporting period, along with cumulative Net Sales for the then-current calendar year;

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(c) the royalties payable in United States Dollars which shall have accrued hereunder with respect to such Net Sales;

(d) Withholding Taxes (as defined in Section 4.9), if any, required by applicable law to be deducted with respect to such royalties; and

(e) the rate of exchange with supporting calculations, determined in accordance with Section 4.5, used by AVROBIO in determining the amount of United States Dollars payable hereunder.

AVROBIO shall pay to BioMarin the royalties for each [***] at the time of submission of AVROBIO’s royalty report. If no royalty is due for any royalty period hereunder following commencement of the reporting obligation, AVROBIO shall so report.

4.5 Currency Exchange. In the case of Net Sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States Dollars shall be the closing exchange rate reported in The Wall Street Journal (U.S., Eastern Edition) on the last business day of the applicable [***] for which the payment is made.

4.6 Records; Audit, Records and Audits. AVROBIO shall keep, and shall require its Affiliates and (sub)licensees to keep (all in accordance with U.S. generally accepted accounting principles, consistently applied), complete and accurate records in sufficient detail to properly reflect Net Sales and to enable any milestones payable hereunder to be determined. Upon the written request of BioMarin and not more than once in each calendar year, AVROBIO and its Affiliates shall permit an independent certified public accounting firm of nationally recognized standing selected by BioMarin and reasonably acceptable to AVROBIO, at BioMarin’s expense, to have access during normal business hours to such records of AVROBIO and/or its Affiliates as may be reasonably necessary to verify the accuracy of the payments hereunder for any calendar year ending not more than [***] prior to the date of such request. These rights with respect to any calendar year shall terminate [***] after the end of any such calendar year. BioMarin shall provide AVROBIO with a copy of the accounting firm’s written report within [***] of completion of such report. If such accounting firm correctly concludes that an underpayment was made, then AVROBIO shall pay the amount due within [***] of the date BioMarin delivers to AVROBIO such accounting firm’s written report so correctly concluding. BioMarin shall bear the full cost of such audit, unless such audit correctly discloses that the additional payment payable by AVROBIO for the audited period is more than [***] percent ([***]%) of the amount otherwise paid for that audited period, in which case AVROBIO shall pay the fees and expenses charged by the accounting firm. AVROBIO shall include in each relevant license granted by it a provision requiring any (sub)licensee to maintain records of sales of Licensed Products made pursuant to such license, and to grant access to such records by AVROBIO’s independent accountant to the same extent and under the same obligations as required of AVROBIO under this Agreement. AVROBIO shall advise BioMarin in advance of each audit of any such (sub)licensee with respect to Licensed Product sales. AVROBIO will provide BioMarin with a summary of the results received from the audit and, if BioMarin so requests, a copy of the audit report, with respect to relevant Licensed Product sales.

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4.7 Confidentiality. Each Party will treat all information subject to review under Section 4.6 in accordance with the provisions of Section 7 and will cause its accounting firm and the independent expert to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such entity to maintain all such financial information in confidence pursuant to such confidentiality agreement.

4.8 Payment Terms; Interest.

4.8.1 Payments under this Agreement shall be made in U.S. Dollars by wire transfer of immediately available funds to an account at a commercial bank designated by BioMarin, such designation in writing to be provided to AVROBIO at least [***] before payment is due. Any payments due under this Agreement shall be due on such date as specified in the Agreement or, in the event that such date is not a business day, the next succeeding business day. Any payments for reimbursement of patent expenses that are based on invoices shall be made within [***] from AVROBIO’s receipt of such invoice.

4.8.2 If AVROBIO does not make a payment that is owed under the terms of this Agreement by the date when due, then AVROBIO shall be obligated to pay computed simple interest, the interest period commencing from such date and ending on the date that payment of the amount owed is actually made, at an interest rate per annum equal to [***] percent ([***]%), or the highest rate allowed by law, whichever is lower. The interest calculation shall be based on the Actual/360 computation method. Such interest shall be due and payable on the tender of the underlying principal payment.

4.9 Taxes. BioMarin will be responsible for any income or other taxes owed by BioMarin and required by applicable law to be withheld or deducted from any of the royalty and other payments made by or on behalf of AVROBIO to BioMarin hereunder (“Withholding Taxes”), and AVROBIO may deduct from any amounts that AVROBIO is required to pay hereunder to BioMarin an amount equal to any such Withholding Taxes required by AVROBIO to be withheld and paid to the proper tax authority. BioMarin will provide AVROBIO any information available to BioMarin that is necessary to determine the Withholding Taxes. Such Withholding Taxes will be paid to the proper taxing authority for BioMarin’s account and evidence of such payment will be secured and sent to BioMarin within [***] of such payment. The Parties will use reasonable efforts to do such lawful acts and sign such lawful deeds and documents as either Party may reasonably request from the other Party to enable BioMarin and AVROBIO or its Affiliates or sublicensees to take advantage of any applicable legal provision or any double taxation treaties with the object of paying the sums due to BioMarin hereunder without, or to minimize the amount of, such withholding or deduction of any Withholding Taxes.

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5.	INTELLECTUAL PROPERTY RIGHTS

5.1 Prosecution of Licensed Patent Rights.

5.1.1 In accordance with this Section 5.1.1, unless the Parties otherwise agree in writing for a given Licensed Patent Right, BioMarin will have lead responsibility for the preparation, filing, prosecution, defense and maintenance (“Prosecution”) in the Territory of the Licensed Patent Rights. BioMarin shall be responsible for all costs and expenses with respect to such activities, except to the extent that any such activities are undertaken after the Effective Date at the express request of AVROBIO and in cooperation with AVROBIO as further provided in Section 5.1.2 below. BioMarin will perform such activities either itself or through patent counsel of its choice. BioMarin will provide AVROBIO with copies of all official correspondence received from patent offices with respect to any claims of Licensed Patent Rights submitted pursuant to Section 5.1.2, and with any proposed substantive responses thereto sufficiently in advance for AVROBIO to provide comments and suggestions on such proposed responses, which comments and suggestions shall be considered by BioMarin in good faith. At AVROBIO’s request, BioMarin will provide AVROBIO with an update of the filing, prosecution and maintenance status for each Licensed Patent Right; provided that BioMarin shall not be obligated to provide such updates more than [***] times per year. In the event that BioMarin elects not to pursue or continue the Prosecution of any Licensed Patent Right in any country, BioMarin shall provide AVROBIO with notice of this decision at least [***] prior to any pending lapse or abandonment thereof and provide AVROBIO with an opportunity to assume responsibility for such Prosecution, at AVROBIO’s sole expense. In the event that AVROBIO elects in writing to assume responsibility for such Prosecution, AVROBIO shall have the right, at AVROBIO’s sole expense, to transfer the responsibility for such Prosecution of such patent applications and patents to patent counsel selected by it, and BioMarin shall cooperate with AVROBIO as reasonably requested to facilitate transfer of the control of such Prosecution to AVROBIO. For clarity, all filings with respect to Licensed Patent Rights shall at all times continue to be pursued in the name of BioMarin or its designee.

5.1.2 Promptly following the Effective Date, [***].

5.2 Enforcement.

5.2.1 Initiation. If either Party learns of any infringement or threatened infringement by a Third Party of any Licensed Patent Right in the Field, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement. AVROBIO shall have the first right, but not the obligation, at its sole expense, to bring suit or other appropriate legal action against any actual or suspected infringement, in the Field, of any Licensed Patent Rights impacting the Development or Commercialization of Licensed Products in the Field, in the Territory. BioMarin shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of any such Licensed Patent Right may be entered into by AVROBIO without the prior written consent of BioMarin. If AVROBIO does not take such action within [***] after written notice from BioMarin of such infringement, then on written request by BioMarin, and with AVROBIO’s prior written consent (not to be unreasonably withheld) BioMarin shall have the right but not the obligation, at its own expense, to bring suit or other appropriate legal action against such infringement. BioMarin shall have the sole right but not the obligation, at its own expense, to bring suit or other appropriate legal action against infringement of the Licensed Patents outside the Field. Notwithstanding the foregoing, with respect to the Licensed Patent Rights listed in Part 2 of Schedule A, Section 5.2.2 shall apply.

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5.2.2 Part 2 Patents. BioMarin shall have the first right, but not the obligation, at its sole expense, to bring suit or other appropriate legal action against any actual or suspected infringement, in the Field, of any Licensed Patent Rights included in Part 2 of Schedule A impacting the Development or Commercialization of Licensed Products in the Field, in the Territory. AVROBIO shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which could reasonably be expected to have a material adverse effect on AVROBIO’s exclusive rights under this Agreement regarding the Development or Commercialization of Licensed Products in the Field in the Territory may be entered into by BioMarin without the prior written consent of AVROBIO, which consent shall not be unreasonably withheld, conditioned or delayed. If BioMarin does not take such action within [***] after written notice from AVROBIO of such infringement, then on written request by AVROBIO, and with BioMarin’s prior written consent (not to be unreasonably withheld) AVROBIO shall have the right but not the obligation, at its own expense, to bring suit or other appropriate legal action against such infringement; provided that BioMarin will have the right to participate in and control any such litigation with respect to invalidity defenses and counterclaims at AVROBIO’s expense, and to otherwise participate and be represented in any such suit, using its own counsel at BioMarin’s expense, provided that BioMarin shall use all reasonable efforts to control the expenses to be borne by AVROBIO.

5.2.3 Cooperation. Each Party shall, at the other Party’s expense, execute all papers and perform such other acts as may be reasonably required to bring and/or maintain any infringement suit brought by the other Party in accordance with Section 5.2.1 or Section 5.2.2 above (including joining as a party to such actions or proceedings if required by applicable law). In the event BioMarin is joined as a party to an action initiated by AVROBIO pursuant to Section 5.2, AVROBIO shall indemnify and secure BioMarin as to any costs (including internal costs), damages and expenses to the extent incurred as a direct result of BioMarin’s joinder. In addition, the Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country where applicable to Licensed Products. In the event that elections with respect to obtaining such patent term restoration, supplemental protection certificates or their equivalents are to be made, the Parties shall agree upon such elections.

5.2.4 Recovery. Any amount recovered, whether by judgment or settlement, shall first be applied to reimburse the costs and expenses (including attorneys’ fees) of the Party bringing suit, then to the costs and expenses (including attorneys’ fees), if any, of the other Party. Any net amounts of recovery(remaining after payment of costs and expenses as above shall be allocated [***].

5.3 Defense of Infringement Claims. If the manufacture, sale or use of a Licensed Product pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by AVROBIO (or its Affiliates or sublicensees) in the Field in the Territory, AVROBIO will promptly notify BioMarin thereof in writing, and AVROBIO shall indemnify BioMarin with respect to any such claims as required in Section 9. AVROBIO or its Affiliate or sublicensee will have the exclusive right to defend and control the defense of any such claim, suit, action or proceeding at its own expense, using counsel of its own choice, and may settle any such claim, suit, action or proceeding at its sole discretion; provided, that if any such settlement would admit or concede that any material aspect of the Licensed

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Patent Rights are invalid or unenforceable, or would shorten the life of any of the Licensed Patent Rights or narrow their scope, or require BioMarin to pay any amounts, the aspects of such settlement directly involving such admission or concession or payment shall require the prior written consent of BioMarin. AVROBIO will keep BioMarin reasonably informed of all material developments in connection with any such claim, suit, or proceeding.

5.4 Patent Marking. AVROBIO shall, and shall require its Affiliates and sublicensees to, mark Licensed Products sold by it hereunder with appropriate patent numbers or indicia to the extent permitted by applicable law and regulations, in those countries in which such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of Patent Rights.

6.	REPRESENTATION AND WARRANTIES; COVENANTS

6.1 BioMarin Warranties. BioMarin hereby warrants and represents to AVROBIO, as of the Effective Date, that: (i) BioMarin owns or otherwise Controls the Licensed Technology and has the right to grant the licenses under the Licensed Technology as set forth in this Agreement; (ii) BioMarin has not entered into any agreement, arrangement or understanding regarding the use of the Licensed Technology in the Field in the Territory that would prevent BioMarin from granting the license to AVROBIO as set forth in Section 2.1 of this Agreement; (iii) during the Term of this Agreement, BioMarin shall not grant a license under the Licensed Technology to any Third Party in the Field in the Territory; (iv) none of the Licensed Technology has been misappropriated from any Third Party; and [***].

6.2 Reciprocal Representations and Warranties. Each Party represents and warrants to the other Party that: (i) this Agreement is a legal and valid obligation binding upon its execution and enforceable against it in accordance with its terms and conditions; and (ii) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action, and (iii) the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions.

6.3 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS NOR GRANTS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND BIOMARIN AND AVROBIO EACH SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY OR MERCHANTABILITY, OR ANY WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF ANY PATENTS OR THE NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

7.	CONFIDENTIALITY

7.1 Definition. During the Term, a Party (the “Disclosing Party”, with respect to information disclosed by such Party) may disclose or otherwise communicate to the other Party (the “Receiving Party”, with respect to information disclosed to such Party by the other Party)

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its information in connection with this Agreement or the performance of its obligations hereunder (the “Confidential Information” of the disclosing Party), which may include scientific and manufacturing information and plans, marketing and business plans, and financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business. Without limiting the foregoing, “Confidential Information” of a Party is hereby deemed to include any information disclosed by such Party to the other Party pursuant to that certain confidentiality agreement between the Parties dated as of March 1, 2017 (the “Prior CDA”). For clarity, the Licensed Technology is the Confidential Information of BioMarin, subject to the exceptions set forth in Section 7.2.

7.2 Exclusions. Notwithstanding the foregoing, information disclosed by a Disclosing Party will not be deemed Confidential Information with respect to the Receiving Party for purposes of this Agreement if such information:

(a) was already known to the Receiving Party or its Affiliates, as evidenced by their written records, other than under an obligation of confidentiality or non-use, at the time of disclosure to the Receiving Party;

(b) was generally available or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available or otherwise became part of the public domain after its disclosure to the Receiving Party, through no fault of or breach of its obligations under this Section 9 or the Prior CDA (as defined above) by the Receiving Party;

(d) was disclosed to the Receiving Party, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Party that controls such information not to disclose such information to others and has the lawful right to disclose it; or

(e) was independently discovered or developed by the Receiving Party or its Affiliate, as evidenced by written records, without the use of Confidential Information belonging to the Disclosing Party.

7.3 Disclosure and Use Restriction. Except as expressly otherwise provided herein, each Party agrees that, during the Term and for [***] thereafter, such Party (as the Receiving Party with respect to Confidential Information of the other Party) and its Affiliates and sublicensees will keep completely confidential, and will not publish or otherwise disclose and will not use for any purpose except for the purposes expressly contemplated by this Agreement, any Confidential Information of the Disclosing Party.

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7.4 Authorized Disclosure. A Receiving Party may disclose specific Confidential Information of the Disclosing Party to the extent that such disclosure is:

7.4.1 required by a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, that such Receiving Party will first have given reasonable prior notice of such disclosure requirement to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and/or to obtain a protective or order limiting such disclosure and/or requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body and/or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if the disclosure requirement is not quashed, the Confidential Information disclosed in response to such court or governmental order will be limited to that information that is legally required to be disclosed in response to such court or governmental order, taking into account any protective or other similar order limiting such disclosure obligation;

7.4.2 required by law; provided, that the Disclosing Party will provide the Receiving Party with notice of such disclosure in advance thereof to the extent practicable and the disclosure will be limited to that information that is legally required to be disclosed in response to such court or governmental order;

7.4.3 made by the Receiving Party to Regulatory Authorities as required in connection with any regulatory filing or application made in accordance with the terms of this Agreement: provided, that reasonable measures will be taken to assure confidential treatment of such information;

7.4.4 made by the Receiving Party as reasonably required in connection with the performance of this Agreement, to Affiliates, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 7;

7.4.5 made by the Receiving Party to existing or potential acquirers or merger candidates; potential sublicensees or collaborators (to the extent contemplated hereunder); investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 7.4;

7.4.6 made by the Receiving Party with the prior written consent of the Disclosing Party.

7.5 Use of Name. Neither Party may make public use of the other Party’s name except (a) in connection with the activities contemplated hereby as permitted in this Section 7, (b) as required by applicable law, subject to this Section 7, and (c) otherwise as agreed in writing by such other Party.

7.6 Terms of Agreement to be Maintained in Confidence. The Parties agree that the terms of this Agreement are confidential and will not be disclosed by either Party to any Third Party (except to a Party’s professional advisor, in accordance with Section 7.4.4) without prior written permission of the other Party; provided, that either Party may make any filings of this Agreement required by law or regulation in any country so long as such Party uses its reasonable efforts to obtain confidential treatment for portions of this Agreement as available, consults with the other Party, and permits the other Party to participate, to the extent practicable, in seeking a protective order or other confidential treatment; and provided further, that a Party may publicly disclose, without regard to the preceding requirements of this Section 7.6, information that was previously disclosed in compliance with such requirements; and provided further, that a Party may disclose such terms in confidence as provided in Section 7.4.5.

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7.7 Press Release. Neither Party shall issue any press release or other public announcement relating to the existence of this Agreement or the terms hereof without obtaining the other Party’s written approval. For clarity, subject to AVROBIO’s compliance with its obligations regarding Confidential Information of BioMarin hereunder and with Sections 7.5 and 7.6, and as long as specific reference to [***] is not made unless and until use of [***] by AVROBIO has been disclosed in scientific publications or presentations made by AVROBIO in the normal course of business, nothing in this Agreement shall be deemed to prohibit AVROBIO from making customary public disclosures regarding the Licensed Product development program in the Field to be conducted by AVROBIO hereunder. For further clarity, AVROBIO may make disclosures regarding this Agreement to its current and prospective investors as permitted under Section 7.4.5 and as permitted in Section 7.5.

8. TERM AND TERMINATION

8.1 Term. The term of this Agreement will commence as of the Effective Date and, will expire upon the expiration of the last Royalty Term for all Licensed Products in all countries in the Territory, or will terminate if the Agreement is earlier terminated in accordance with this Section 8 (such period, the “Term”).

8.2 Termination for Material Breach.

8.2.1 Any material failure by a Party (the “Breaching Party”) to comply with its material obligations contained in this Agreement (such failure a “Material Breach”) will entitle the other Party (“Non-Breaching Party”) to give to the Breaching Party written notice of the Material Breach, which notice shall specify in detail the nature of the breach and shall, require the Breaching Party to make good or otherwise cure such Material Breach.

8.2.2 If such Material Breach is not cured within [***] ([***] for Material Breach of any payment obligation or obligation to issue Preferred Stock) after the receipt of notice pursuant to Section 8.2.1 above, the Non-Breaching Party will be entitled to terminate this Agreement on written notice to the Breaching Party and without prejudice to any of its other rights conferred on it by this Agreement and other remedies available under applicable law.

8.3 Termination at Will.

8.3.1 AVROBIO may terminate this Agreement at will upon [***] prior written notice to BioMarin.

8.3.2 BioMarin may terminate this Agreement in its entirety upon written notice to AVROBIO in the event of (i) any challenge or opposition to the validity, patentability, enforceability, scope and/or non-infringement of any of the Licensed Patent Rights, or any actions otherwise opposing any of such Licensed Patent Rights, if brought by AVROBIO, its Affiliates or sublicensees anywhere in the Territory, or (ii) any assistance with respect to any of the foregoing actions which any of AVROBIO, its Affiliates or sublicensees knowingly provides to a Third Party anywhere in the Territory (except as required under a court order or subpoena).

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8.3.3 BioMarin may terminate this Agreement at will immediately, by providing written notice to AVROBIO upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors, by or against AVROBIO; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if AVROBIO consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

8.4 Consequences of Expiration and Termination.

8.4.1 Expiration. Upon expiration of the Royalty Term in a particular country for a given Licensed Product, AVROBIO’s license under Section 2.1 with respect to such Licensed Product in the Field in such country will become irrevocable, perpetual and fully-paid.

8.4.2 Early Termination. Upon termination of this Agreement by a Party for Material Breach pursuant to Section 8.2, or by a Party pursuant to Section 8.3, the following provisions will apply:

(a) All rights and licenses granted by BioMarin to AVROBIO under this Agreement will terminate immediately.

(b) AVROBIO and its Affiliates shall discontinue making any representations regarding its or their status as a licensee(s) of BioMarin and with respect to Licensed Products, and shall cause any sublicensees (except as set forth in clause (c) below) to do the same. AVROBIO and its Affiliates shall cease conducting any activities with respect to the Development and Commercialization of the Licensed Products, and shall cause any sublicensees to do the same.

(c) Subject to BioMarin’s written consent, such consent to not be unreasonably withheld, a sublicense granted by AVROBIO or any of its Affiliates to a sublicensee shall survive termination of this Agreement, provided that such subicensee agrees in writing within [***] of termination of this Agreement to fully perform what would otherwise be AVROBIO’s obligations to BioMarin under this Agreement, including without limitation an agreement to cure any then-existing breaches of this Agreement by AVROBIO.

8.4.3 Upon termination or expiration of the Agreement in whole or in part, upon the request of the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party or destroy the Disclosing Party’s Confidential Information, including all copies thereof, except to the extent that retention of such Confidential Information is reasonably necessary for the Receiving Party to exploit any continuing rights it may have (including, without limitation, the right to exploit any fully paid-up license pursuant to Section 8.4.1 in the event of an expiration of the Agreement in whole or in part) and/or to fulfill its obligations contemplated herein, including its obligations of non-disclosure and non-use hereunder. The return and/or destruction of such Confidential Information as provided above shall not relieve the Receiving

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Party of its obligations under the Agreement. The provisions of this section shall not apply to copies of electronically exchanged Confidential Information made as a matter of routine information technology backup and maintained in a secure manner, or to Confidential Information or copies thereof which must be stored by the Receiving Party according to provisions of applicable law; provided that such Confidential Information shall remain subject to the terms of Section 7.

8.4.4 Survival. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of Sections [***] will survive any termination or expiration of this Agreement.

9.	INDEMNIFICATION AND INSURANCE

9.1 Indemnification by BioMarin. BioMarin will indemnify AVROBIO, its Affiliates, and their respective directors, officers, employees and agents (“AVROBIO Indemnitees”), and defend and hold each of them harmless, from and against any and all liabilities, expenses and/or losses (including without limitation attorneys’ fees, court costs, witness fees, damages, judgments, fines and amounts paid in settlement) (“Losses”) based on or suffered in connection with any Third Party suits, claims, actions, and demands (“Claims”) against any such AVROBIO Indemnitee to the extent arising from or occurring as a result of or in connection with (i) any material breach by BioMarin of its representations and warranties in Section [***] of this Agreement, or (ii) the gross negligence or willful misconduct of BioMarin or its Affiliates; except, to the extent that such Losses arise out of or result from the gross negligence or willful misconduct of any AVROBIO lndemnitee, or a breach by AVROBIO of any provision of this Agreement.

9.2 Indemnification by AVROBIO. AVROBIO will indemnify BioMarin, its Affiliates, and their respective directors, officers, employees, and agents (“BioMarin Indemnitees”), and defend and hold each of them harmless, from and against any and all Losses based on or suffered in connection with any Claims against any such BioMarin Indemnitee to the extent arising from or occurring as a result of or in connection with: (i) the Development and Commercialization of Licensed Products by or on behalf of AVROBIO, its Affiliates, and sublicensees, and each of their distributors, wholesalers, and agents, including, without limitation, Losses arising from Claims based on any theory of product liability (including actions in the form of tort, warranty or strict liability), (ii) any breach by AVROBIO, its Affiliates or sublicensees (including each of their respective directors, officers, employees, independent contractors, and agents) of this Agreement or of applicable law, (iii) the negligence or willful misconduct of AVROBIO, its Affiliates or sublicensees (including each of their respective directors, officers, employees, independent contractors, and agents); (iv) breach of a contractual or fiduciary obligation owed by AVROBIO or its Affiliates or sublicensees to a Third Party (including misappropriation of trade secrets); or (v) criminal investigations of, defense of criminal charges against, and criminal penalties levied on, AVROBIO or its Affiliates or sublicensees, or their respective directors, employees and agents; except, in each case, to the extent that such Losses arise out of or result from the gross negligence or willful misconduct of any BioMarin Indemnitee, or a breach by BioMarin of any provision of this Agreement.

9.3 Indemnification Procedure.

9.3.1 Notice of Claim. Each of AVROBIO and BioMarin, as applicable (the “Indemnitee”) will give the other Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Claims or discovery of fact upon which an Indemnitee intends to base a request for indemnification under Section 9.1 or 9.2, as applicable; provided, however, that the failure to give such prompt written notice will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. In no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the Claim and the nature and amount of such Loss (but only to the extent that the nature and amount of such Loss are known at such time). The Indemnitee will furnish promptly to the Indemnifying Party copies of all papers and official documents received by it or any of its fellow Indemnitees, as applicable, in respect of any Losses.

9.3.2 Control of Defense. Within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice pursuant to Section 9.3.1, the Indemnifying Party shall assume the defense of the Claim(s) referenced in such notice and provide written confirmation to

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the other Party and any other of its fellow Indemnitees. Upon assuming the defense of a Claim, the Indemnifying Party shall appoint lead counsel in the defense of the Claim; provided that such lead counsel shall be reasonably acceptable to the other Party. Upon the Indemnifying Party’s assumption of the defense of a Claim, the Indemnitees will immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by such Indemnitees in connection with the Claim. The Indemnifying Party will keep the other Party regularly informed with respect to the status of its defense of any such Claim, and will respond promptly to the other Party’s questions with respect to such (including, where requested by the Indemnitee, providing copies of related court filings).

9.3.3 Right to Participate in Defense. Without limiting Section 9.3.2 above, any Indemnitee will be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose; provided, that such employment will be at the Indemnitee’s own expense unless the employment thereof has been specifically authorized by the Indemnifying Party in writing.

9.3.4 Settlement. With respect to any Losses (a) relating solely to the payment of money damages in connection with a Claim and (b) that will not (i) result in the Indemnitee’s becoming subject to injunctive or other relief, (ii) require an admission of fault by a Indemnitee, or (iii) otherwise adversely affect the business of the Indemnitee in any manner, and (c) that includes a complete release of the Indemnitee, the Indemnifying Party will have the sole right to enter into a settlement on such terms as AVROBIO, in its sole discretion, will deem appropriate. The Indemnifying Party will pay all Losses resulting from such settlement pursuant to the terms of such settlement, including any conditions set by the court adjudicating such Claim. With respect to all other Losses in connection with Claims, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the other Party and all relevant Indemnitees (which consent will be at the other Party’s and such other Indemnitees’ sole and absolute discretion).

9.3.5 Cooperation. Each Indemnitee will cooperate in the defense of any Claim by the Indemnifying Party under this Section 9 and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection with such defense. Such cooperation will include access during normal business hours afforded to counsel selected by the Indemnifying Party under Section 9.3.2 to, and reasonable retention by the Indemnitee, as required under applicable law, of records and information that are reasonably relevant to such Claim, and making a reasonably limited number of employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party will reimburse the Indemnitee for all its reasonable out-of-pocket expenses in connection therewith.

9.4 Expenses. Except as provided above, any costs and expenses, including fees and disbursements of counsel, incurred by an Indemnitee in connection with any Claim will be reimbursed on a [***] by the Indemnifying Party without prejudice to the Indemnifying Party’s right to contest the Indemnitee’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnitee.

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9.5 Insurance. AVROBIO shall have and maintain at its sole cost and expense, adequate liability insurance (including product liability insurance) to protect against potential liabilities and risk arising out of its activities under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the pharmaceutical industry generally for drug development activities; provided that, upon commencement of clinical trials of Licensed Product(s), such coverage will include a minimum per occurrence limit of [***] and upon commercialization of Licensed Products such coverage will include a minimum per occurrence limit of [***]. Such liability insurance shall insure against all types of liability, including personal injury, physical injury or property damage arising out of such AVROBIO’s activities hereunder. Such policy shall include BioMarin as an additional insured and shall include a waiver of subrogation. At least [***] prior to initiation of any clinical trial of a Licensed Product, Provider shall provide to BioMarin certificates of insurance evidencing the above required insurance. This Section 9.5 shall not create any limitation on AVROBIO’s liability under this Agreement, including with respect to its indemnification obligations under this Section 9.

10.	LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THE AGREEMENT; AND IN NO EVENT SHALL BIOMARIN’S LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT EXCEED [***]. THE FOREGOING LIMITATIONS WILL NOT LIMIT EITHER PARTY’S OBLIGATIONS TO THE OTHER PARTY UNDER SECTION 7 OR 9 OF THIS AGREEMENT.

11.	MISCELLANEOUS

11.1 Assignment. Without the prior written consent of the other Party hereto (which consent shall not be unreasonably withheld), a Party will not sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, that a Party hereto may assign or transfer this Agreement and its rights or obligations hereunder without the consent of the other Party: (a) to any Affiliate of such Party; or (b) to any Third Party with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates, and provided that the foregoing consent obligation shall not limit the ability to grant sublicenses as permitted in this Agreement or to engage subcontractors to perform certain obligations hereunder. The assigning Party (except if it is not the surviving entity) will remain jointly and severally liable with the relevant Affiliate or Third Party assignee under this Agreement, and the relevant Affiliate assignee, Third Party assignee or surviving entity will assume in writing all of the assigning Party’s obligations under this Agreement. Any purported assignment or transfer in violation of this Section 11.1 will be void ab initio and of no force or effect.

11.2 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining

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provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein.

11.3 Governing Law; Dispute Resolution.

11.3.1 This Agreement, and any disputes between the Parties related to or arising out of this Agreement (including the Parties’ relationship created hereby, the negotiations for and entry into this Agreement, its conclusion, binding effect, amendment, coverage, termination, or the performance or alleged non-performance of a Party of its obligations under this Agreement) (each a “Dispute”), will be governed by the laws of the State of Delaware without reference to any choice of law principles thereof that would cause the application of the laws of a different jurisdiction.

11.3.2 In the event of any Dispute, a Party may notify the other Party in writing of such Dispute, and such Dispute will be promptly referred to [***] (“Senior Officers”) of each of the Parties (or their respective designees) who will use their good faith efforts to resolve the Dispute within [***] after it was referred to such Senior Officers. If such Senior Officers are unable to resolve such dispute within thirty (30) days of their first meeting for such negotiations, either Party may seek to have such dispute resolved in accordance with Section 11.3.3.

11.3.3 Any dispute arising under this Agreement, or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement, if not resolved by the Senior Officers pursuant to Section 11.3.2, must be brought or otherwise commenced solely and exclusively in courts of competent jurisdiction located in the city of Wilmington, Delaware. Consistent with the preceding sentence, each of the Parties: (a) expressly and irrevocably consents and submits to the jurisdiction of the courts of competent jurisdiction in the city of Wilmington, Delaware in connection with any such legal proceeding; (b) expressly agrees that the courts of competent jurisdiction in the city of Wilmington, Delaware shall be deemed to be a convenient forum; and (c) expressly agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in the courts of competent jurisdiction in the city of Wilmington, Delaware, any claim that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

11.4 Notices. All notices or other communications that are required or permitted hereunder will be in writing and delivered personally, or sent by internationally-recognized overnight courier addressed as follows:

If to BioMarin. to:

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Attention: General Counsel

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If to AVROBIO, to:

AVROBIO, Inc.

700 Technology Square, Suite 101

Cambridge, MA 02139

Attention: Chief Executive Officer

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, and (ii) on the second business day after dispatch, if sent by internationally-recognized overnight courier. It is understood and agreed that this Section 11.4 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

11.5 Entire Agreement; Modifications. This Agreement including the Exhibits attached hereto, each of which is hereby incorporated and made part of in this Agreement by reference, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment or modification of this Agreement will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

11.6 Relationship of the Parties. It is expressly agreed that the Parties’ relationship under this Agreement is strictly one of a pure contract relationship between BioMarin and AVROBIO, and that this Agreement does not create or constitute a partnership, joint venture, or agency. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding (or purport to be binding) on the other.

11.7 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of claims based on the failure to perform or a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

11.9 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other parties.

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11.10 Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

11.11 English Language. This Agreement has been written and executed in the English language as used in the United States of America and will be interpreted in accordance with the English language as used in the United States of America. Any translation by a Party into any other language will not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version will control.

11.12 No Drafting Party. This Agreement has been submitted to the scrutiny of, and has been negotiated by, both Parties and their counsel, and will be given a fair and reasonable interpretation in accordance with its terms, without consideration or weight being given to any such terms having been drafted by any Party or its counsel. No rule of strict construction will be applied against either Party .

11.13 Construction. Except where the context otherwise requires, wherever used, the use of any gender will be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. The word “any” will mean “any” unless otherwise clearly indicated by context. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws refer to such laws as from time to time enacted, repealed or amended, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections and Exhibits, unless otherwise specifically provided, refer to the Sections and Exhibits of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective authorized representatives as of the date first written above.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ G. Eric Davis

Name:	G. Eric Davis

Title:	Executive Vice President, General Counsel

AVROBIO, INC.

By:	/s/ Geoff MacKay

Name:	Geoff MacKay

Title:	President & CEO

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SCHEDULE A

LICENSED PATENT RIGHTS

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SCHEDULE B

LICENSED KNOW-HOW

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SCHEDULE C

ADDITIONAL CLAIMS FOR LICENSED PATENT RIGHTS

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